EXHIBIT  10.3


                             JOINT VENTURE AGREEMENT


                                     BETWEEN


                               AMNI INTERNATIONAL
                      PETROLEUM DEVELOPMENT COMPANY LIMITED


                                       AND


                        LIBERTY TECHNICAL SERVICES LTD. ,



                               REGARDING THE DEEP
                            ZONES OF  THE  IMA FIELD









                                  JUNE 30, 1998

THIS JOINT VENTURE AGREEMENT is made effective as of June 30, 1998 by and between:


     AMNI  INTERNATIONAL  PETROLEUM  DEVELOPMENT
     COMPANY  LIMITED,  of  Plot  1377  B  Tiamiyu  Savage  Street,
     Victoria Island, P.O. Box 54452, Faloma Ikoyi, Lagos, Nigeria, (hereinafter referred to as the AOwner/Operator@)

                                       and

     LIBERTY  TECHNICAL  SERVICES  LTD.  ,,  of  7th  Floor,
     Folawiyo Plaza, 38 Warehouse Road, Lagos, Nigeria, (hereinafter referred to as "Liberty")


WHEREAS:

(a) The Owner/Operator and Liberty elected to establish a joint venture for the exploration and development of Concession Block 469 pursuant to the terms of the Joint Venture Agreement (Restated) dated August 19, 1993 and Restated at September 15, 1995.

(b) The Owner/Operator and Liberty elected to establish a joint venture for the exploration and development of Concession Block 237 pursuant to the terms of the Joint Venture Agreement (Restated) dated December 2, 1994 and Restated at September 15, 1995.

(c) Owner/Operator and Liberty have elected to terminate the Joint Venture Agreements referenced in the preceding paragraphs and now desire to establish a joint venture for the exploration and development of the Deep Zones of the IMA Field, subject to and in accordance with the terms hereof.

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereby agree as follows:

                    ARTICLE I - DEFINITIONS AND INTERPRETATION
                    ------------------------------------------

1.1 In this Agreement, the recitals and schedules attached hereto, the following words and expressions shall have the meanings respectively set opposite them:

"ACCOUNTING PROCEDURE" means the accounting procedure attached to and forming part of the Joint Operating Agreement.

"AFFILIATE" means a company, partnership or other legal entity which controls, or is controlled by, or which is controlled by an entity which controls a Party, and for the purpose hereof, "control" means the ownership directly or indirectly of more than fifty (50%) percent of the shares or voting rights or privileges in a company, partnership or legal entity.

"AGREEMENT" "hereof", "herein", "hereto" and similar expressions means this Joint Venture Agreement together with the schedules attached hereto and any amendment or amendments made between the Parties in writing from time to time.

"COMMERCIAL QUANTITIES" means Petroleum in such commercial quantities which, in the opinion of the Parties and to the satisfaction of the Minister, are sufficient to entitle the Parties to commence production.

"CONCESSION BLOCK 237" means the surface area delineated in OPL 237 details of which are more particularly described in the survey plan annexed to OPL 237, as such area may vary from time to time during the term of OPL 237 and any extensions thereto or any oil mining leases arising therefrom.

"DEEP ZONES" means all geological formations within and around the IMA Field that are north (upthrown) and south (downthrown) of the geological fault dividing the IMA field, all depths below the geological producing reservoir within the IMA Field, known as the AF@ sand, as currently shown on the maps and schematic cross-section materials covering the IMA Field, which are attached as Schedule AD@ to the Joint Venture Agreement between Amni International Petroleum Company Limited and Liberty Technical Services Ltd, of even date herewith, lying within the geographical co-ordinates along the northern boundary of OML 112 and OPL 237, to the southern boundary of OML 112, to the western boundary of OML 112 and to the eastern boundary of 550,000 meters East, as reflected on the maps of the IMA Field attached to the Joint Venture Agreement.

     "EFFECTIVE  DATE"  means  the  30th  day  of  June,  1998.

"GOVERNMENT" means the federal government of the federal republic of Nigeria as represented by the Ministry of Petroleum Resources.

"IMA FIELD" means the area reflected on Schedule D, which area is contained within Concession Block 469 as delineated in Nigeria Oil Prospecting License 469, dated August 24, 1993, subsequently converted to Oil Mining License 112 on February 18, 1998 and Concession Block 237

"JOINT OPERATING AGREEMENT" OR "JOA" means the joint operating agreement that governs Joint Operations on the Deep Zones of the IMA Field, and which JOA is annexed hereto as Schedule "C".

"JOINT OPERATIONS" means the entire process of acquiring, exploring for, developing, exploiting, producing and selling Petroleum from the Deep Zones of the IMA Field for the joint account of the Parties hereto.

     "LIBERTY"  means  Liberty  Technical  Services  Ltd.

"MINISTER"  means  the  Minister  of  the  Ministry.

"MINISTRY" means the Ministry of Petroleum Resources of the government of the federal republic of Nigeria.

"OIL MINING LEASE 112" or "OML 112" means the oil mining lease that was issued by the Ministry to the holder of OPL 469 on February 18, 1998 and includes (a) all rights, title and interest granted thereunder, including any extension, renewal or amendment thereof made in writing, and (b) all schedules and plans attached thereto or referred to therein pursuant to which the Owner/Operator has acquired an interest in all Petroleum found and produced within the geographic area defined and described therein including the right to prospect for, take and remove and sell any petroleum.

"OIL PROSPECTING LICENCE NO. 237" or "OPL 237" means Oil Prospecting Licence No. 237 issued by the Minister to the Owner/Operator on December 22, 1994, and includes (a) all rights, title and interest granted thereunder, including any extension, renewal or amendment thereof made in writing, and (b) all schedules and plans attached thereto or referred to therein pursuant to which the Owner/Operator has acquired an interest in all Petroleum found and produced within the geographic area defined and described therein including the right to prospect for, take and remove and sell any petroleum.

"OWNER/OPERATOR" means Amni International Petroleum Development Company Limited of Lagos, Nigeria.

"PARTICIPATING INTEREST" means the undivided interest of each Party, expressed as a percentage, in the rights, benefits and obligations established by this Agreement, as set forth and described in Article VI.

"PARTIES"  means  collectively  the  Owner/Operator  and  Liberty.

"PARTY" means any one party to this Agreement and any permitted successors or assigns in accordance with the provisions of this Agreement.

"PETROLEUM" means all mineral oil (or any related hydrocarbons), natural gas as it exists in its natural strata (including condensate, sulphur and any and all other liquid and gaseous hydrocarbons) and does not include coal or bituminous states or other stratified deposits from which oil can be extracted by destructive distillation.

"PETROLEUM COSTS" means those reasonable costs, claims and expenses incurred by the Operator of the JOA, from time to time on or after the Effective Date, both within and outside of Nigeria, directly related to exploration, development and production of Petroleum from the Deep Zones of the IMA Field that have been properly incurred pursuant to the terms of the JOA.

"PRODUCTION  DATE"  means  the  date  that  continuous  Production  commences.

"TAX OIL" means thirty percent (30%) of the total production of Petroleum from the Deep Zones of the IMA Field which shall be held pursuant to an arrangement acceptable to the parties hereto pursuant to which the Government will be paid all royalties, petroleum profits taxes and other taxes and governmental levies due and owing with respect to Joint Operations.

1.2          Appended  hereto  are  the  following  schedules:

Schedule  "A"     -     OML  112  and  related  correspondence from the Ministry
Schedule  "B"     -     OPL  237  and  related  correspondence from the Ministry
Schedule  "C"     -     Joint  Operating  Agreement
Schedule  "D"     -     Map  of  IMA  Field
Schedule  "E"     -     Scheduled  Litigation

All schedules referred to above are incorporated into and form part of this Agreement.

1.3 Wherever any provision of any schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail. Reference herein to a schedule shall mean a reference to a schedule to this Agreement. References in any schedule to the Joint Venture Agreement shall mean a reference to this Agreement.

1.4          Time  shall  be  of  the  essence  hereof.

1.5 The division of this Agreement into headings, sections, subsections, clauses, subclauses, and paragraphs and the provision of headings herein is for the convenience of reference only and shall not affect the interpretation of this Agreement.

1.6 In this Agreement, where the context requires, the singular shall include the plural and the plural shall include the singular.

1.7 All references to currency, unless otherwise specified, are to lawful money of the United States of America.

                                ARTICLE II - SCOPE
                                ------------------

2.1 The Parties hereby undertake and agree subject to the conditions hereof, to associate and participate together in a joint venture to explore for, develop, exploit, produce and sell Petroleum from the Deep Zones of the IMA Field and to conduct Joint Operations thereon. The joint venture shall establish and maintain facilities for the conduct of the Joint Operations.

                        ARTICLE III - CONTINUED OPERATIONS
                        ----------------------------------

3.1 The Owner/Operator shall continuously maintain OPL 237 and OML 112 in good standing throughout the term of this Agreement (and shall provide confirmation respecting same to Liberty upon written request) in order to secure the respective Participating Interests in Petroleum produced from the IMA Field

                          ARTICLE IV - JOINT OPERATIONS
                          -----------------------------

4.1 The conduct of all Joint Operations on the Deep Zones of the IMA Field shall be in accordance with the terms of the Joint Operating Agreement.

                          ARTICLE V - UNDIVIDED INTEREST
                          ------------------------------

5.1 At such time as the Oil Mining Lease relating to OPL 237 is issued by the Government, Owner/Operator shall convey to Liberty a 10% undivided interest in the Oil Mining Lease, but only with respect to the Deep Zones.


              ARTICLE VI - PARTICIPATING INTEREST OF PETROLEUM COSTS
              ------------------------------------------------------

6.1 All Petroleum Costs incurred in respect of Joint Operations carried out in respect of the IMA Field, shall be allocated as follows:

          Owner/Operator               90%
          Liberty                    10%

6.2 All equipment, material or property of whatsoever nature related to the conducting of Joint Operations within the Deep Zones of the IMA Field (other than equipment or property that is leased from third parties or supplied by only one party, both in accordance with the terms of the JOA) and any other assets acquired by the Parties pursuant to the terms of this Agreement from time to time shall be owned by the Parties in accordance with their respective Participating Interest.

6.3 The allocation of Petroleum Costs between the Parties as set forth in ARTICLE 6.1 herein constitutes that Party's Participating Interest.

6.4 Each of the Parties hereby covenants to contribute and/or pay the Petroleum Costs in the amount equal to its Participating Interest, from time to time, and to bear all Petroleum Costs paid or incurred pursuant to this Agreement on behalf of such Party or Parties in portions equal to their Participating Interest, all as shall be more fully provided in the Joint Operating Agreement.

6.5 Any net tax credits, royalty credits or reduction in Tax Oil generated by or resulting from or arising in connection with the Joint Operations carried out within the Deep Zones of the IMA Field shall be shared and allocated based on each Party=s Participating Interest.


                ARTICLE VII - PARTICIPATING INTEREST OF PRODUCTION
                --------------------------------------------------

7.1 The Owner/Operator hereby acknowledges and confirms that Liberty is entitled to its Participating Interest of Petroleum produced from the Deep Zones of the IMA Field as set forth in Paragraph 7.2 below.

7.2 All benefits, revenues and receipts of whatsoever nature as same relate to the sale of Petroleum produced from the Deep Zones of the IMA Field shall be allocated as follows:

The  Tax  Oil  shall  be  reserved  for  ultimate  payment  to  the  Government

As to the remainder: Owner/Operator shall be entitled to 90% and Liberty shall be entitled to 10%.

7.3 In the event the Government elects to exercise its right to participate in the development of the Deep Zones of the IMA Field, the Participating Interest of the Parties will be amended accordingly, on a pro rata basis, based upon the level of Government participation.


                            ARTICLE VIII - ASSIGNMENT
                            -------------------------

8.1 This Agreement and all the provisions hereof shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and assigns but neither this Agreement not any of the rights, interest or obligations hereunder or under OML 112, OPL 237 or in respect of the IMA Field shall be assigned or pledged by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, and the Government, if necessary, but may be assigned to Affiliates without such consent subject to the provisions of this Agreement. Further, Owner/Operator hereby consents to a pledge by Liberty to of its interests in this Joint Venture and in the Deep Zones of the IMA Field to financial institutions now or hereafter providing credit to Liberty.

8.2 The Parties acknowledge that the termination of the Joint Ventures as referenced in Paragraph (c) of the recitals is subject to Governmental approval. The Parties agree to obtain such approvals as promptly as possible. Further, the Parties acknowledge that the interests herein conveyed to Liberty with respect to its 10% undivided interest in the Deep Zone is subject to obtaining all necessary governmental approvals required to consummate the transactions provided for herein. The Parties agree to obtain such approvals as promptly as possible. If by December 1, 1998 the necessary government approvals have not been obtained, then the Parties shall enter into such amendments to this Agreement and such other contractual agreements as are necessary to provide Liberty (or its nominee) with all of the rights and benefits that were to be provided to Liberty pursuant to this Agreement and the Agreements executed in connection herewith.


                                   ARTICLE IX
                            JOINT OPERATING AGREEMENT
                            -------------------------


9.1 The Parties hereto agree that the Joint Operations within the Deep Zones of the IMA Field shall be conducted in accordance with the provisions of the Joint Operating Agreement.

9.2 The Owner/Operator is hereby designated as Operator for the conduct of all Joint Operations carried out within, upon or under the IMA Field.

9.3 The Parties hereby adopt, approve and agree to abide and be bound by the terms of the Joint Operating Agreement in the form attached hereto as Schedule "C."

9.4 All Joint Operations upon the Deep Zones of the IMA Field shall be carried out in accordance with the provisions of the Joint Operating Agreement and Accounting Procedure.

                          ARTICLE X - DISPUTE RESOLUTION
                          ------------------------------

10.1 This Agreement shall be governed by, construed, interpreted and applied in accordance with the laws of England.

10.2 Any dispute arising out of and relating to this Agreement and which the Parties have not settled by themselves, shall finally be decided, to the exclusion of the courts, by arbitration in accordance with the arbitration rules of the International Chamber of Commerce. Three arbitrators shall be appointed, each party appointing one arbitrator, and the two arbitrators thus appointed choosing the presiding arbitrator. In reaching a decision, the arbitrators shall be guided by the terms of this Agreement and international practice in similar agreements.

                                ARTICLE XI - TERM
                                -----------------

11.1 This Agreement shall remain in full force and effect and shall continue to be binding upon the Parties hereto until terminated by the unanimous written consent of the Parties.


                           ARTICLE XII - FINANCIAL YEAR
                           ----------------------------

12.1 The financial year end of the joint venture shall be December 31 or such other date as agreed in writing by the Parties hereto.

12.2 The financial books and records of the joint venture shall be kept in accordance with generally accepted accounting principles and procedures.

12.3 Subject to the terms of the Joint Operating Agreement, an annual audit of the joint venture's balance sheet, profit and loss statement and other related financial records shall be made by a recognized public accounting or chartered accounting firm, which is mutually agreeable to the Parties hereto. The Parties shall be entitled to have members of its internal audit staff inspect the records and books of the joint venture at any time and at its own expense. In addition, either Party may, at its sole expense, engage an independent public accounting or chartered accounting firm to audit the financial records of the joint venture from time to time.


                          ARTICLE XIII - CONFIDENTIALITY
                          ------------------------------

13.1 The Parties covenant and agree that they are entering into a joint venture relationship and, subject to Article 13.3, owe each other the highest level of fiduciary responsibility and, except as permitted in Article 13.2, will not while Parties to this Agreement or for a period of five year following the expiry of this Agreement, disclose to any other person, firm, corporation or entity, any proprietary or confidential information obtained in the course hereof, or as a result of the Joint Operations contemplated in this Agreement. Any information not generally available to the public shall be construed as proprietary or confidential for the purposes of this Agreement including, without limitation, information relating to Joint Operations, seismic and other data, drilling techniques and results, technology, suppliers of equipment, and names of customers, information relating to sales, markets, target markets, strategies, advertisements, business procedures and all financial information.

13.2 The obligation of the Parties as set forth in Article 13.1 hereof to maintain confidentiality shall not apply to such knowledge, information, material or business data obtained pursuant to this Agreement or relating to any material to the joint venture which:

     (a) was demonstratably known to a Party prior to December 2, 1994 of this Agreement;

     (b) is available to the public in the form of written publication issued by a third party;

     (c) shall have become available to the Parties in good faith from a third party who has a bona fide right to disclose same;

     (d) is required to be disclosed to any federal, provincial, state or local government or governmental branch, board, agency or instrumental mentality in order to comply with applicable laws, or is required to be disclosed to regulatory authorities including stock exchanges having jurisdiction in respect of securities of either parties;

     (e) is required to be disclosed by a Party pursuant to public disclosure requirements imposed under applicable securities legislation;

     (f) is required or desired to be disclosed to a Party's financial advisors, banks, contractors or potential investors in the project.

13.3 Each Party shall have the right to independently engage in and receive full benefits from other business activities, whether or not competitively with the joint venture hereby created, without consulting the other Party, and no Party shall have any obligation to the other Party with respect to any opportunity to acquire any assets at any time outside the terms of the joint venture hereby constituted.

                             ARTICLE XIV - COVENANTS
                             -----------------------

14.1          The  Owner/Operator  covenants  with  Liberty  as  follows:

     (a) the Owner/Operator is a company duly incorporated, validly existing and in good standing under the laws of the Federal Republic of Nigeria and that it has all necessary corporate powers to enter into this Agreement and to carry on business herein contemplated;

     (b) the Owner/Operator is the lawful licensee of OPL 237 and lawful lessee of OML 112 and the geographic area contained therein, and the Owner/Operator has not transferred, conveyed, sold or in any way encumbered its interest as licensee of OPL 237 or OML 112;

     (c) the form of oil mining lease called Oil Mining Lease No. 112 (which is attached hereto as Schedule "A") is, to the best of the knowledge and belief of the Owner/Operator, the present and subsisting oil prospecting licence for the geographic area contained therein, and OML 112 is in good standing as to the Government and all other regulatory agencies and authorities;;

     (d) the form of oil prospecting licences called Oil Prospecting Licence No. 237 (which is attached hereto as Schedule "B") is, to the best of the knowledge and belief of the Owner/Operator, the present and subsisting oil prospecting licence for the geographic area contained in Concession Block 237, and OPL 237 is in good standing as to the Government and all other regulatory agencies and authorities

     (e) During the term of this Agreement Owner/Operator shall ensure that all requirements imposed by the Government and necessary to maintain OML 112, OPL 237 and, if issued, the Oil Mining Lease are timely satisfied. Any costs incurred by the Owner/Operator in satisfying such operations as they relate to the Deep Zone shall comprise part of the Petroleum Costs

     (f) the Owner/Operator shall assist in the promotion and successful conduct of the joint venture including obtaining and providing Liberty with (1) all necessary Government and other approvals required to perform the Joint Operations, and (2) if requested by Liberty, any material correspondence or other documentation hereafter filed or prepared for filing with the Government by the Owner/Operator that relates to the IMA Field;

     (g) The Owner/Operator shall provide or shall procure all necessary technical and operational support for the conduct of the Joint Operations as required from time to time pursuant to the terms of this Agreement and the Joint Operating Agreement and shall conduct its activities in accordance with good oil field practices; and

     (h) The Owner/Operator shall refrain from entering into any amendments to or modifications of the documents establishing OML 112 or OPL 237 without the consent of Liberty, which consent shall not be unreasonably withheld.

14.2          Liberty  covenants  as  follows:

     (a) Liberty is a corporation duly incorporated, validly existing and in good standing under the laws of the Bahamas and has all necessary corporate powers to enter into this Agreement and to conduct and to carry on business as herein contemplated;

     (b) Except for the pledge of its interest in the Deep Zone to the Owner/Operator and to Total International Limited and Credit Suisse First Boston, Liberty has not transferred, conveyed, sold or in any way encumbered its interest in the Deep Zone; and

     (c) Liberty shall assist in the promotion and successful conduct of the joint venture including obtaining and providing the Owner/Operator with if requested by the Owner/Operator, any material correspondence or other documentation hereafter filed or prepared for filing with the Government by Liberty that relates to the IMA Field; and

     (d) Except as set on Schedule E attached hereto, there are no pending litigation, bankruptcy, insolvency, or similar proceedings that will affect Liberty=s ability to perform its obligations hereunder.



                               ARTICLE XV -DEFAULT
                               -------------------

15.1 If any Party ("Defaulting Party") fails to comply with the terms of this Agreement, the other Party hereto ("Non-Defaulting Party") shall have the right to serve on the Defaulting Party a formal notice (a "Default Notice"), which notice shall specify in reasonable detail the events causing such default. If such default continues for more than thirty (30) days after the date of notification, then until such time as the Defaulting Party has remedied its default in full, the Defaulting Party=s rights and remedies under this Agreement shall be suspended.


15.2 The remedies provided in Article 15.1 shall be without prejudice to any other rights available to the Non-Defaulting Party whether at common law, pursuant to statute or otherwise.


                           ARTICLE XVI - MISCELLANEOUS
                           ---------------------------

16.1 This Agreement may be amended only by a written instrument executed by the Parties.

16.2 This Agreement supersedes any and all other agreements, oral or written, among the Parties in respect of the subject matter contained herein.

16.3 Each of the Parties shall execute and deliver such other certificates, agreements and other documents and take such other actions as may reasonably be required by the other Party in order to consummate or implement the transactions contemplated by this Agreement.

16.4 The liability and obligation of the Parties hereto shall be several and not joint or collective and each Party shall be responsible only for its obligations as herein set forth. It is expressly declared that it is not the purpose of this Agreement to create any partnership or syndicate and neither this Agreement nor the operations hereunder shall be construed or considered as creating any partnership or syndicate.

16.5 All notices, requests, demands, or other communications hereunder shall be delivered by hand or sent by mail as appropriate or by facsimile, telex or telegram to the Parties at the address provided below:

Owner/Operator:

          Amni International Petroleum Development
          Company Limited
          Plot 1377B Tiamiyu
          Savage Street
          Victoria Island. P.O. Box 54452
          Falomo, Ikoyi

          Fax: 011 234 262 1526

          Attn: Tunde J. Afolabi
                Managing Director


Liberty:

          Liberty Technical Services Ltd.
          Suite 140
          14811 St. Mary=s Lane
          Houston, Texas 77079
          U.S.A.
          Fax: (281) 721 0560
          Attn: Timothy Stephens

     With a copy to:

          Liberty Technical Services Ltd.
          38 Warehouse Road
          Apapa, Lagos, Nigeria
          Fax: 011 234 1545 0301
          Attn: Wade Cherwayko

     Any Party may from time to time change its address for service hereunder upon written notice to the other Party. Any notice may be served by personal delivery or by mailing the same by registered post, in a properly addressed envelope addressed to the Party to whom such notice is to be given at its address for service hereunder and shall be deemed to be received forty-eight (48) hours after the delivery thereof. Any notice may be served by prepaid telegram, telex or telecopy addressed to the Party to whom such notice is to be given and any such notice so served shall be deemed to be given and received by the addressee eighteen (18) hours after the time of delivery.

16.6 This Agreement may be executed in one or more counterparts and evidence by facsimile copy thereof and all such counterparts or facsimile copies together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers and representatives as of the day and year first written above.


                        AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED


                        Per:  /s/  Tunde  Afolabi
                        -------------------
                        Title:  Managing  Director
                        -------------------



                        LIBERTY  TECHNICAL
                        SERVICES  LTD.


                        Per:  /s/  Wade  Cherwayko
                        -------------------
                        Title:

THIS IS SCHEDULE "A" TO THE JOINT VENTURE AGREEMENT MADE EFFECTIVE AS OF JUNE 30, 1998 BY AND BETWEEN AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED AND LIBERTY TECHNICAL SERVICES LTD.


                            OIL MINING LEASE 112

THIS IS SCHEDULE "B" TO THE JOINT VENTURE AGREEMENT MADE EFFECTIVE AS OF JUNE 30, 1998 BY AND BETWEEN AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED AND LIBERTY TECHNICAL SERVICES LTD.


                       OIL PROSPECTING LICENCE NO. 237

THIS IS SCHEDULE "C" TO THE JOINT VENTURE AGREEMENT MADE EFFECTIVE AS OF JUNE 30, 1998 BY AND BETWEEN AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED AND LIBERTY TECHNICAL SERVICES LTD.


                 OPERATING AGREEMENT AND ACCOUNTING PROCEDURE





     Means the operating agreement executed on even date herewith between the Parties with respect to the Deep Zones of the IMA Field.

THIS IS SCHEDULE "D" TO THE JOINT VENTURE AGREEMENT MADE EFFECTIVE AS OF JUNE 30, 1998 BY AND BETWEEN AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED AND LIBERTY TECHNICAL SERVICES LTD.



                              MAP OF THE IMA FIELD



                             [MAP OF THE IMA FIELD]



IMA  FIELD,  OML  112  (FORMERLY  OPL  469)  )  AND  OPL  237
-------------------------------------------------------------

DEEP  ZONES:

All  geological  formations  within  and  around  the  Ima  Field that are north
(upthrown) and south (downthrown) of the geological fault dividing the Ima Field, all depths below the geological producing reservoir within the Ima Field, known as the * F + sand, as currently shown on the maps and schematic cross-section materials covering the Ima Field annexed hereto as Schedule A, or a depth of 12,150 feet (true vertical depth), whichever is the lesser depth, lying within the geological co-ordinates along the northern boundary of OML 112 and OPL 237, to the south boundary of OML 112, to the western boundary of OML 112 and to the eastern boundary of 550,000m E, as annexed hereto as Schedule B.

THIS IS SCHEDULE "E" TO THE JOINT VENTURE AGREEMENT MADE EFFECTIVE AS OF JUNE 30, 1998 BY AND BETWEEN AMNI INTERNATIONAL PETROLEUM DEVELOPMENT COMPANY LIMITED AND LIBERTY TECHNICAL SERVICES LTD.



                         SCHEDULE OF PENDING LITIGATION

1. Cause No. 98-24830; Weatherford Enterra U.S., Limited Partnership v. Abacan Resource Corporation, Abacan Services (USA) Corporation, Abacan Technical Services, Ltd., Abacan Resources (Nigeria), Ltd. and Liberty Technical Services, Ltd. filed on May 27, 1998 in the 61st Judicial District Court of Harris County, Texas (AWeatherford Lawsuit@).

2. Cause No. 98-20214; Global Marine International Services Corporation v. Abacan Technical Services Limited filed on April 28, 1998 in the 125th Judicial District Court of Harris County, Texas